Exhibit 99.7

November 21, 2006

Mr. Joseph B. Leonard

Chairman and Chief Executive Officer

Air Tran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32827

Dear Joe:

I wanted to provide you with an update on our consideration of your indication of interest. We are mindful of your desire to proceed in an expeditious manner, and we are working diligently on our analysis. We do expect to review your indication of interest with our Board of Directors at its upcoming regularly scheduled meeting on December 6, 2006. I plan to be in touch with you shortly thereafter with the Board’s response.

Thank you again for your interest in our company.

Very truly yours,

/s/ Tim
Timothy E. Hoeksema
Chairman, CEO and President

MW 1217945 Clare Campus-West Wing, 674 South Howell Avenue, HQ-6, Oak Creek WI 53154-1402

Direct: 414-570-2950 Fax: 414-570-0080 Web: www.midwesternairlines.com E-mail: time.hoeksema@midwestairlines.com

MIDWEST AIR GROUP, INC. IS A PUBLIC COMPANY, TRADED ON THE AMEX UNDER THE SYMBOL MEH